                                                                      EXHIBIT 12

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS AND RATIO OF EARNINGS TO FIXED CHARGES


THE COMPANY (PRO FORMA):

                                                       THREE MONTHS
                                         YEAR ENDED       ENDED
                                          12/31/96       3/31/97
                                         ----------    ------------
Earnings:
  Income (loss) before income taxes
    and cumulative effect of change in
    accounting principle                  $  1,539        $ (183)
  Adjusted combined fixed charges and
    preferred stock dividends               26,423         6,734
                                          $ 27,962        $6,551

Combined fixed charges and preferred
  stock dividends:
    Interest expense                      $ 26,169        $6,622
    Interest portion of rent expense           254           112
    Preferred stock dividend
      requirements                           2,044           490
                                          $ 28,467        $7,224

Adjusted combined fixed charges and
  preferred stock dividends:
    Fixed charges and preferred stock
      dividends                           $ 28,467        $7,224
    Preferred stock dividend
      requirements                          (2,044)         (490)
                                          $ 26,423        $6,734

Ratio of earnings to combined fixed
  charges and preferred stock
  dividends(1)                                  --            --

                                                       THREE MONTHS
                                         YEAR ENDED       ENDED
                                          12/31/96       3/31/97
                                         ----------    ------------
Earnings:
  Income (loss) before income taxes
    and cumulative effect of change in

    accounting principle                  $  1,539        $ (183)
  Fixed charges:                            26,423         6,734
                                         ----------       ------
                                          $ 27,962        $6,551
Fixed Charges:
  Interest expense                        $ 26,169        $6,622
  Interest portion of rent expense             254           112
                                          $ 26,423        $6,734
Ratio of earnings to fixed charges(2)         1.06            --


NATIONAL TOBACCO:

                                                 PREDECESSOR 2
                                            ------------------------                      PREDECESSOR 1
                                                         PERIOD FROM  -----------------------------------------------------
                                            PERIOD FROM    4/15/92       YEAR        YEAR           YEAR        PERIOD FROM
                                             1/1/92 TO   (INCEPTION)    ENDED       ENDED          ENDED         1/1/96 TO
                                              4/15/92    TO 12/31/92   12/31/93    12/31/94       12/31/95        5/17/96
                                            -----------  -----------  ----------  ----------  ----------------  -----------
Earnings:
  Income (loss) before income taxes
    and cumulative effect of change
    in accounting principle                   $   (45)     $ 2,301     $ (1,465)   $  5,812       $  2,628        $ 1,132
  Fixed charges                                 1,266        5,357        7,134       7,087          7,464          2,565
                                            -----------  -----------  ----------  ----------       -------      -----------
                                              $ 1,221      $ 7,658     $  5,669    $ 12,899       $ 10,092        $ 3,697
Fixed charges
  Interest expense                            $ 1,198      $ 5,210     $  6,896    $  6,834       $  7,239        $ 2,453
  Interest portion of rent expense            $    68      $   147     $    238    $    253       $    225        $   112
                                            -----------  -----------  ----------  ----------       -------      -----------
                                              $ 1,266      $ 5,357     $  7,134    $  7,087       $  7,464        $ 2,565
Ratio of earnings to fixed charges(3)              --         1.43           --        1.82           1.35           1.44

                                                               NTC HOLDING, LLC
                                            PREDECESSOR 1  -------------------------
                                            -------------  PERIOD FROM
                                             THREE MONTHS    5/17/96    THREE MONTHS
                                                ENDED      (INCEPTION)     ENDED
                                               3/31/96     TO 12/31/96    3/31/97
                                            -------------  -----------  ------------
Earnings:
  Income (loss) before income taxes and
    cumulative effect of change in
    accounting principle                        $  656       $   383       $    1
  Fixed charges                                  1,690         6,540        2,592
                                                ------     -----------     ------
                                                $2,346       $ 6,923       $2,593

Fixed charges
  Interest expense                              $1,624       $ 6,398       $2,480
  Interest portion of rent expense              $   66       $   142       $  112
                                                ------     -----------     ------
                                                $1,690       $ 6,540       $2,592
Ratio of earnings to fixed charges(3)             1.39          1.06         1.00


NAOC:

                                       PERIOD FROM
                                       (INCEPTION)                                THREE MONTHS                  THREE MONTHS
                                       3/31/93 TO     YEAR ENDED    YEAR ENDED       ENDED        YEAR ENDED       ENDED
                                        12/31/93       12/31/94      12/31/95       3/31/96        12/31/96       3/31/97
                                       -----------    ----------    ----------    ------------    ----------    ------------
Earnings:
  Income (loss) before income taxes
    and extraordinary loss               $ 2,032       $ 13,231      $ 12,423        $4,170        $ 14,474        $2,737
  Fixed charges                            3,541          4,493         4,992         1,326           5,001         1,156
                                       -----------    ----------    ----------       ------       ----------       ------
                                         $ 6,573       $ 17,724      $ 17,415        $5,496        $ 19,475        $3,893
Fixed charges:
  Interest expense                       $ 3,541       $  4,471      $  4,967        $1,321        $  4,976        $1,151
  Interest portion of rent expense             0             22            25             5              25             5
                                       -----------    ----------    ----------       ------       ----------       ------
                                         $ 3,541       $  4,493      $  4,992        $1,326        $  5,001        $1,156
Ratio of earnings to fixed charges          1.67           3.94          3.49          4.14            3.89          3.37

For the purpose of computing the above ratios, interest expense represents all interest expense on borrowings, including the amortization of debt discounts and deferred debt costs. Preferred stock dividend requirements include the dividends payable on the preferred stock plus the accretion necessary to increase the recorded value of the preferred stock to its redemption value, adjusted to represent the pretax earnings necessary to cover such dividend and accretion by dividing the sum of the dividend and accretion by 100% minus the ratio of the provision for income taxes to income before income taxes for the appropriate periods. Interest portion of rent expense represents one-third of rent expense, which is the portion deemed to be representative of the interest portion.

------------------
(1) The Company had pro forma earnings deficiencies which were inadequate to cover combined fixed charges and preferred stock dividends by approximatelly $673 and $505 for the year ended December 31, 1996 and the three months ended March 31, 1997, respectively.

(2) The Company had pro forma earnings deficiencies which were inadequate to cover combined fixed charges by approximately $183 for the three months ended March 31, 1997.

(3) For the period from January 1, 1992 to April 15, 1992 and the year ended December 31, 1993, National Tobacco had earnings deficiencies which were inadequate to cover fixed charges by approximately $45 and $1,465, respectively.